Cue Biopharma Reports First Quarter 2024 Financial Results and Recent Business Highlights

BOSTON, Mass., May 9, 2024 -- Cue Biopharma, Inc. (Nasdaq: CUE), a clinical-stage biopharmaceutical company developing a novel class of injectable biologics to selectively engage and modulate disease-specific T cells, today provided a business and financial update for the first quarter 2024.

Recent Business Highlights

•
CUE-101 abstract accepted for an oral presentation and poster presentation at the upcoming 2024 American Society of Clinical Oncology (ASCO) Annual Meeting scheduled for May 31-June 4, 2024.
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CUE-102 abstract accepted for a poster presentation at the upcoming 2024 American Society of Clinical Oncology (ASCO) Annual Meeting scheduled for May 31-June 4, 2024.
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Advanced preclinical CUE-401 program, in collaboration with Ono Pharmaceutical, with potential for broad application across multiple autoimmune and inflammatory diseases.
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Expanded pipeline to include the preclinical CUE-500 series for the treatment of autoimmune and inflammatory diseases via T cell-mediated B cell depletion.
•
Immuno-STAT™ platform posters for oncology and autoimmune diseases accepted for presentation at PEGS Boston Summit 2024 to be held May 13-14.

“We have made significant progress during the first quarter on several fronts, including further advancement of our CUE-101 clinical trial and a meeting with the FDA to define a registrational path forward for the program, as well as continued advancement of the Phase 1 clinical trial for CUE-102,” said Daniel Passeri, chief executive officer of Cue Biopharma. “Additionally, important progress has been made advancing our autoimmune program CUE-401, in collaboration with Ono Pharmaceutical, and expanding our autoimmune pipeline with the bispecific Immuno-STAT CUE-500 series designed to redirect virus-specific T cells to deplete B cells in autoimmune and inflammatory diseases. We believe our strategy of demonstrating the transformative breakthrough potential of our platform to address a broad spectrum of indications from cancer and autoimmune disease positions us well to potentially deliver value creation for our shareholders.”

First Quarter 2024 Financial Results

The Company reported collaboration revenue of $1.7 million and $0.2 million for the three months ended March 31, 2024 and 2023, respectively. The increase was due to revenue earned from our Collaboration and Option Agreement with Ono Pharmaceutical, which was executed in February 2023.

Research and development expenses were $10.2 million and $9.4 million for the three months ended March 31, 2024 and 2023, respectively. The increase was primarily due to an increase in clinical trial expenses.

General and administrative expenses were $4.2 million for both the three months ended March 31, 2024 and 2023.

As of March 31, 2024, the Company had $41.0 million in cash and cash equivalents. We expect our current cash and cash equivalents to fund operations into the first quarter of 2025.

Cue Biopharma, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited, In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Collaboration revenue	$1,717	$187
Operating expenses:
General and administrative	4,186	4,176
Research and development	10,199	9,391
Total operating expenses	14,385	13,567
Loss from operations	(12,668)	(13,380)
Other income (expense):
Interest income	562	641
Interest expense	(241)	(370)
Total other income (expense), net	321	271
Net loss	$(12,347)	$(13,109)
Unrealized gain from available-for-sale securities	—	57
Comprehensive loss	$(12,347)	$(13,052)
Net loss per common share – basic and diluted	$(0.25)	$(0.29)
Weighted average common shares outstanding – basic and diluted	49,466,711	44,652,353

Cue Biopharma, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, In thousands)

	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$41,029	$48,514
Other assets	12,922	13,016
Total assets	$53,951	$61,530
Liabilities and stockholders’ equity
Liabilities	23,913	24,445
Stockholders' equity	30,038	37,085
Total Liabilities and stockholders’ equity	$53,951	$61,530

About Cue Biopharma

Cue Biopharma, a clinical-stage biopharmaceutical company, is developing a novel class of injectable biologics to selectively engage and modulate disease-specific T cells directly within the patient’s body. The company’s proprietary platform, Immuno-STAT™ (Selective Targeting and Alteration of T cells) and biologics are designed to harness the curative potential of the body’s intrinsic immune system through the selective modulation of disease-specific T cells without the adverse effects of broad systemic immune modulation.

Headquartered in Boston, Massachusetts, we are led by an experienced management team and independent Board of Directors with deep expertise in immunology and immuno-oncology as well as the design and clinical development of protein biologics.

For more information please visit www.cuebiopharma.com and follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the company’s belief that the Immuno-STAT platform stimulates targeted immune modulation through the selective engagement of disease-relevant T cells and the applicability of the company’s platform across many cancers and autoimmune diseases; the company’s business strategies, plans and prospects, including potential clinical paths for CUE-101; the company’s collaboration with Ono Pharmaceutical; the company’s beliefs regarding its competitive positioning to deliver value creation for shareholders; and the cash runway of the company and the sufficiency of the company’s cash and cash equivalents to fund its operations. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,”

“would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the company’s limited operating history, limited cash and a history of losses; the company’s ability to achieve profitability; potential setbacks in the company’s research and development efforts including negative or inconclusive results from its preclinical studies or clinical trials or the company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; serious and unexpected drug-related side effects or other safety issues experienced by participants in clinical trials; its ability to secure required U.S. Food and Drug Administration (“FDA”) or other governmental approvals for its product candidates and the breadth of any approved indication; adverse effects caused by public health pandemics, including possible effects on the company’s operations and clinical trials; delays and changes in regulatory requirements, policy and guidelines including potential delays in submitting required regulatory applications to the FDA; the company’s reliance on licensors, collaborators, contract research organizations, suppliers and other business partners; the company’s ability to obtain adequate financing to fund its business operations in the future and ability to continue as a going concern; the company’s ability to maintain and enforce necessary patent and other intellectual property protection; competitive factors; general economic and market conditions and the other risks and uncertainties described in the Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report(s) on Form 10-Q. Any forward-looking statement made by the company in this press release is based only on information currently available to the company and speaks only as of the date on which it is made. The company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

Marie Campinell
Senior Director, Corporate Communications
Cue Biopharma, Inc.

mcampinell@cuebio.com

Media Contact
Jonathan Pappas
LifeSci Communications

jpappas@lifescicomms.com